Exhibit 1.1

[Individuals’ names and contact information have been redacted from Schedule 2, because they are not material to an understanding of this agreement and are typically treated as confidential by the parties.]

AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT

July 1, 2025

Compass Point Research & Trading, LLC

1055 Thomas Jefferson Street, N.W.

Suite 303

Washington, DC 20007

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

OptimumBank Holdings, Inc., a Florida corporation (the “Company”) and Compass Point Research & Trading, LLC (the “Agent”) are parties to that certain At Market Issuance Sales Agreement dated August 9, 2024 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and the Agent desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1. The definition of “Agent” in the first paragraph of the Original Agreement is hereby amended to include A.G.P./Alliance Global Partners.

2. Section 14 of the Original Agreement hereby amended to include the following immediately after the contact information for Compass Point Research & Trading, LLC:

“and

A.G.P./Alliance Global Partners

590 Madison Avenue

New York, NY 10022

Attention: [redacted]

Email: [redacted]”

3. Schedules 1 and 2 of the Original Agreement and the Form of Representation Date Certificate Pursuant to Section 7(l) of the Original Agreement shall be replaced in their entirety with the versions attached hereto.

4. From and after the date hereof, the terms “Agent” as used in the Original Agreement and this Amendment shall also include the plural, “Agents” and A.G.P./Alliance Global Partners shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

5. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6. This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agents.

Very truly yours,

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name:	Christopher Nealon
Title:	President & Chief Operating Officer

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

[Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	OPTIMUMBANK HOLDINGS, INC.

To:	[Compass Point Research & Trading, LLC.] [A.G.P./Alliance Global Partners]

Attention:	[●]

Subject:	At Market Issuance—Placement Notice

Date:	[●]

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement, dated August 9, 2024 as amended by Amendment No. 1 dated July 1, 2025 (together, the “Agreement”), by and among OptimumBank Holdings, Inc., a Florida corporation (the “Company”), Compass Point Research & Trading, LLC, and A.G.P./Alliance Global Partners, the Company hereby requests that [identify designated Agent] sell up to ____ shares of the Company’s Common Stock during the time period beginning on [month, day, time] and ending on [month, day, time].

SCHEDULE 2

Notice Parties

OptimumBank Holdings, Inc.
Attention: [redacted]

Compass Point Research & Trading, LLC
Attention: [redacted]

A.G.P./Alliance Global Partners
Attention: [redacted]

EXHIBIT 7(l)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement, dated August 9, 2024 as amended by Amendment No. 1, dated July 1, 2025 (together, the “Agreement”), among OptimumBank Holdings, Inc., a Florida (the “Company”), Compass Point Research & Trading, LLC, and A.G.P./Alliance Global Partners (each of Compass Point Research & Trading, LLC and A.G.P./Alliance Global Partners individually an “Agent” and together, the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The undersigned, a duly appointed and authorized officer of the Company, having made reasonably inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this certificate on behalf of the Company, hereby certifies as follows:

1. As of the date of this Certificate, (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make this paragraph 1 to be true.

2. Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, except for those representations and warranties that speak solely as of a specific date, true and correct in all material respects.

3. Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including in the Incorporated Documents, there has been no Material Adverse Effect.

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or blue sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Representation Date Certificate as of the date first written above.

OPTIMUMBANK HOLDINGS, INC.

By:
Name:
Title: